REVOLVING PROMISSORY NOTE

December 21, 2009
$10,000,000	Minneapolis, Minnesota

          FOR VALUE RECEIVED, VASCULAR SOLUTIONS, INC., a Minnesota corporation (“Borrower”) hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, its endorsees, successors and assigns (the “Lender”), in lawful money of the United States of America and in immediately available funds at Lender’s principal office located in Minneapolis, Minnesota or such other place as the Lender may from time to time designate, and on the terms provided below, the principal amount of up to TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or, if less, the aggregate unpaid principal amount of all Advances made by the Lender under the Credit Agreement (as defined below).

          Interest on each advance hereunder shall accrue at a varying annual rate equal to one and sixty-hundredths percent (1.60%) plus the one-month LIBOR rate quoted by Lender from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect and reset each New York Banking Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate rounded up to the nearest one-sixteenth percent. The term “New York Banking Day” means any date (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error

          Borrower shall repay this Note as follows:

          (y)          Interest is payable beginning January 21, 2010, and on the same date of each consecutive month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final interest payment with the final payment of principal.

          (z)          Principal is payable on December 21, 2010, the maturity date (“Maturity Date”).

          In all cases, interest hereunder shall be calculated on the basis of a year of three hundred sixty (360) days but charged on the basis of the actual number of days principal is unpaid. This Note may be prepaid in whole or in part without penalty or premium at any time.

          This Note is the Note referred to in that certain Credit Agreement dated as of the date hereof (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”) between the undersigned and the Lender (capitalized terms in this Note shall have the meaning indicated in the Credit Agreement, unless otherwise defined in this Note). Payments of principal and interest in respect of this Note are due and payable when and as required by the terms, conditions and provisions hereof and in accordance with the Credit Agreement, which terms, conditions and provisions are hereby incorporated herein by reference. Subject to the terms of the Credit Agreement, the Borrower may borrow against this Note and repay and reborrow, in whole or in part, without regard to the cumulative amount of advances up to the Commitment (as defined in the Credit Agreement) outstanding at any time.

          This Note is secured, and its maturity is subject to acceleration, in each case, upon the terms provided in the Credit Agreement. On the Maturity Date or earlier acceleration, all remaining unpaid principal and accrued interest hereunder shall be due and payable in full. All payments hereunder shall be applied first to interest and then to principal. This Note may be prepaid in whole or in part at any time, subject to the provisions of the Credit Agreement.

          Time is of the essence. No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Promissory Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

          If a payment due hereunder is not made within ten (10) days after the date when due, Borrower shall pay to Lender a late payment charge of five percent (5.0)% of the amount of the overdue payment to compensate Lender for a portion of the cost related to handling the overdue payment. After an Event of Default, the entire principal sum evidenced by this Note, together with all accrued and unpaid interest, shall, at the option of the Lender, bear interest at the rate per annum (the “Default Rate”) equal to five percent (5.0%) in excess of the rate of interest per annum which would otherwise be payable hereunder during the entire period during which such Event of Default shall occur and be continuing, and become immediately due and payable without further notice, demand or presentment for payment, and without any relief whatever from any valuation or appraisement laws. Failure to exercise any option provided herein shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Borrower agrees that if, and as often as, this Note is given to an attorney for collection or to defend or enforce any of Lender’s rights hereunder, Borrower will pay Lender’s reasonable attorneys’ fees together with all court costs and other reasonable expenses paid by Lender.

          In the event of any default hereunder, the undersigned agrees to pay the actual out-of-pocket costs and expenses of collection, including reasonable attorney’s fees.

          Except as otherwise provided in the Credit Agreement, Borrower waives presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note and any lack of diligence or delays in collection or enforcement of this Note. Borrower agrees that this Note, or any payment hereunder, may be extended from time to time, and Borrower consents to the release of any party liable for the obligation evidenced by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of Borrower.

          All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the rate of interest paid or agreed to be paid to the Lender for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum permissible rate of interest under applicable law, and if from any circumstances the Lender should ever receive as interest an amount which would exceed the highest lawful rate of interest, such amount which would be in excess of such lawful rate of interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.

          THIS NOTE SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS OR PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. WHENEVER POSSIBLE, EACH PROVISION OF THIS NOTE AND ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO, SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER SUCH APPLICABLE LAW, BUT, IF ANY PROVISION OF THIS NOTE OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO SHALL BE HELD TO BE PROHIBITED OR INVALID UNDER SUCH APPLICABLE LAW, SUCH PROVISION SHALL BE EFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS NOTE OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO.

          AT THE OPTION OF LENDER, THIS NOTE MAY BE ENFORCED IN ANY FEDERAL OR STATE COURT SITTING IN MINNESOTA; AND BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

          THE LENDER BY ITS ACCEPTANCE HEREOF AND THE BORROWER HEREBY VOLUNTARILY, KNOWINGLY, AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS NOTE OR CONCERNING THE INDEBTEDNESS EVIDENCED HEREBY AND/OR ANY COLLATERAL SECURING SUCH INDEBTEDNESS, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM. THE BORROWER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE LENDER IN EXTENDING CREDIT TO THE BORROWER, THAT THE LENDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT THE BORROWER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

          Executed as of the date first above written.

VASCULAR SOLUTIONS, INC.

By:	/s/ James Hennen

Name:	James Hennen

Its:	Chief Financial Officer